EXHIBIT 23.01



The Board of Directors
European Micro Holdings, Inc.


     We consent to the use of our audit report dated March 6, 1998, a copy of which is included herein and to the reference to our firm under the heading "Experts" in the prospectus.




March 30, 1998


                                        /s/ KPMG
                                        Manchester, England